For Immediate Release	Media Contact:	Alisha Goff
503/627-7075
alisha.goff@tektronix.com

	Analyst Contact:	Paul Oldham
503/627-4027
paul.r.oldham@tektronix.com

Tektronix Reports Results for the
Third Quarter of Fiscal 2006
Strong Results Fueled by New Products and
Significant Customer Wins
BEAVERTON, Ore., March 16, 2006 — Tektronix, Inc. (NYSE: TEK) today reported net sales of $262.1 million and net earnings from continuing operations of $24.9 million or $0.30 per share for the third quarter ended February 25, 2006. This compares with net sales of $256.3 million and net earnings from continuing operations of $23.4 million or $0.26 per share for the same period last year. Excluding acquisition-related costs, business realignment costs and one-time items, net earnings from continuing operations were $31.1 million or $0.37 per share for the third quarter, as compared with $28.1 million or $0.31 per share for the same period last year.
“This was an outstanding quarter for us,” said Rick Wills, Tektronix Chairman and CEO. “A modestly improving market, strength in new products and continued success in the communication sector led to strong orders, sales, earnings and cash flow.”
“Overall, orders in the quarter grew 14%. Our instruments business orders grew 8% driven by our continued wave of new products — including two new oscilloscope families introduced this quarter. In addition, we again saw solid growth from our two newer instrument product categories, signal sources and real-time spectrum analyzers,” said Wills. “We also had excellent year-over-year order growth of 30% in our communications business driven by several significant customer wins in a continued strong market.”
“In addition to our strong financial performance, we had a great quarter operationally with the successful introduction and shipment of two new oscilloscope families — the DPO7000 and DPO4000 - both based on next generation ASIC technology and highly-leveraged platforms that will be expanded in the future,” Wills continued. “Early response to these exceptional products has been very positive. The DPO7000 delivers unmatched product specifications and eliminates

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Tektronix Third Quarter 2006 Results.../2
the traditional trade-offs found in other oscilloscopes. The DPO4000 similarly delivers unmatched performance in its category and includes breakthrough innovations such as the Wave Inspector™ search capability. Finally, several of our products were selected for industry awards, highlighting our commitment to innovation and to solving customer problems.”
For the fourth quarter of fiscal 2006, the company expects net sales to be approximately $275 - $285 million. Earnings per share from continuing operations are expected to be between $0.38 and $0.42 before mostly non-cash acquisition-related costs, business realignment costs, and one-time items.
“We continue to deliver on our growth strategy in both our instruments and communications businesses. By continuing to introduce new products and offer new capabilities, we expect to gain share, expand our market and win new customers,” concluded Wills.
Recent highlights include the following:
New product introductions, including:
•	Two new oscilloscope platforms, the DPO7000 — with models ranging from 500 MHz to 2.5 GHz on a next generation platform that makes broad use of IBM7HP silicon germanium (SiGe) technology to provide higher performance for demanding applications, and the DPO4000 — with models ranging from 350 MHz to 1 GHz featuring the groundbreaking Wave Inspector™, an unprecedented set of easy-to-use tools for discovery and efficient viewing, navigating, and analyzing of waveform data.

•	New monitoring capabilities for the WVR7100 and WVR6100 video rasterizers that will enable engineers and operators to quickly and reliably determine video signal and content quality for high-definition and standard-definition digital broadcast signals.

•	The introduction of IPTV Video Quality Measurement (VQM) capabilities for our Spectra2 internet protocol diagnostic tools. This package helps network operators identify the causes of poor digital image quality and is the first portable monitoring solution with support for multiple-level Quality of Service scores and analysis for carriers and cable networks in the emerging video over IP opportunity.
Customer wins including:
•	NBC’s use of Tektronix HD Video Monitoring Equipment for their coverage of the Olympic Winter Games.

•	China Electronics Standardization Institution’s choice of Tektronix as the premier test instrument vendor for upgrading its IT testing and certification center. Tektronix instruments will be used for enhanced conformance testing and certification to support emerging technical standards and next generation digital TV.

•	Freescale Semiconductor’s selection of Tektronix TLA7000 Series logic analyzers to enable engineers to perform debug operations for the latest high-speed busses including Serial RapidIO®, PCI-Express and DDRS Memory.
Several products won awards including:
•	The RSA3408A Real-Time Spectrum Analyzer won a Best in Test award from the editors of Test and Measurement World. The RSA3408A also won the Readers’ Choice Award in the Instrumentation category, an award given for the best of 2005, as determined by the readers of EE-Evaluation Engineering magazine.

•	The AFG3000 Series arbitrary function generator received Honorable Mention for Best in Test by Test and Measurement World.

•	The TLA7000 Series logic analyzer with application software version 5.0 was selected as a finalist for the 16th annual EDN Innovation Awards, an exclusive awards program that honors people, products and technology that have demonstrated innovation resulting in a significant advance in technology and/or product development.

•	Tektronix oscilloscopes won the 2006 Readers’ Choice Award for the third consecutive year from Electronics For You (EFY) magazine, one of Asia’s leading publications for the electronics industry.

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Tektronix Third Quarter 2006 Results.../3
•	Tektronix and TMN, the largest mobile network operator in Portugal, were awarded the Best Network Quality Initiative by the GSM Association for TMN’s Customer Centric Service Quality Management solution, a service management system that uses technology from Tektronix’ Unified Assurance suite to proactively detect, identify and rectify network and service degradations in real time.
In addition, today Tektronix declared a quarterly cash dividend of $0.06 per share on the outstanding common shares of the Company, payable on April 24, 2006 to shareholders of record as of the close of market on April 7, 2006.
Tektronix will be discussing its third quarter results and future guidance on a conference call today, beginning at 1:30 p.m. Pacific Standard Time (PST). A live Webcast of the conference call will be available at www.tektronix.com/ir. A replay of the Webcast will be available at the same Web site for one year.
In addition, Tektronix will hold an investor event on April 12, 2006 in New York, New York. The event will provide an update on the Company’s instruments and communications businesses and will provide an opportunity for discussions with business leadership.
Tektronix presents pro forma measures of net earnings and net earnings per share from continuing operations that exclude the effects of acquisition-related costs, business realignment costs and one-time items. The “Reconciliation of Pro Forma Measures to GAAP” reconciles the results of operations in accordance with generally accepted accounting principles (GAAP) to the pro forma results of operations. Tektronix presents pro forma results of operations to help readers differentiate the results of ongoing operating activity from results that include acquisition-related costs, business realignment costs and one-time items. Management of Tektronix uses these pro forma measures to evaluate the Company’s results of operations and for forecasting purposes.
Statements and information in this press release that relate to future events or results (including the Company’s statements and expectations regarding sales and earnings per share, market position and market growth opportunities, and the introduction of new products) are based on the Company’s current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; current and future business conditions in the electronics, communications, computer and advanced technologies industries; changes in order rates and customer cancellations, including changes in seasonal buying habits; competitive factors, including pricing pressures, loss of key employees, technological developments and new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; customer acceptance of large orders with delayed acceptance criteria; the Company’s ability to deliver a timely flow of competitive new products, and market acceptance of these products; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; risks associated with compliance with the “Restriction of Hazardous Substances” worldwide regulatory provisions, including the associated conversion of current and future product designs and manufacturing processes to procure or produce lead-free products, and with export regulations; inventory risks due to changes in market demand or the Company’s business strategies; changes in effective tax rates; currency fluctuations; and the ability to develop effective sales channels. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the Company from time-to-time with the Securities and Exchange Commission, including but not limited to annual reports on Form 10-K and the quarterly reports on Form 10-Q.

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Tektronix Third Quarter 2006 Results.../4
About Tektronix
Tektronix, Inc. is a test, measurement, and monitoring company providing measurement solutions to the communications, computer, and semiconductor industries worldwide. With 60 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks and advanced technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide. Tektronix’ Web address is www.tektronix.com.

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Tektronix Third Quarter 2006 Results.../5
Consolidated Statements of Operations

	Quarter Ended		Three Quarters Ended
	February 25,	February 26,	February 25,	February 26,
(In thousands, except per share amounts)	2006	2005	2006	2005

Net sales	$262,105	$256,332	$750,561	$773,625
Cost of sales	103,003	102,946	303,277	311,397

Gross profit	159,102	153,386	447,284	462,228

Research and development expenses	44,566	43,380	133,844	118,837
Selling, general and administrative expenses	76,347	78,750	218,015	220,136
Business realignment costs	3,182	382	7,543	2,665
Acquisition related costs and amortization	1,418	2,590	6,949	38,318
Loss (gain) on disposition of assets, net	54	754	81	(1,080)

Operating income	33,535	27,530	80,852	83,352

Interest income	3,381	3,798	9,361	13,164
Interest expense	(96)	(113)	(339)	(531)
Other non-operating income (expense), net	(933)	1,422	(3,912)	(1,869)

Earnings before taxes	35,887	32,637	85,962	94,116

Income tax expense	10,949	9,246	26,978	36,838

Net earnings from continuing operations	24,938	23,391	58,984	57,278

Gain from discontinued operations, net of income taxes	1,575	3,430	1,510	3,117

Net earnings	$26,513	$26,821	$60,494	$60,395

Earnings per share:
Continuing operations — basic	$0.30	$0.26	$0.71	$0.66
Continuing operations — diluted	$0.30	$0.26	$0.70	$0.65

Discontinued operations — basic	$0.02	$0.04	$0.02	$0.04
Discontinued operations — diluted	$0.02	$0.04	$0.02	$0.04

Net earnings — basic	$0.32	$0.30	$0.73	$0.70
Net earnings — diluted	$0.32	$0.30	$0.72	$0.68

Weighted average shares outstanding:
Basic	82,174	89,307	83,203	86,703
Diluted	83,319	90,690	84,065	88,236

Cash dividend declared per share	$0.06	$0.06	$0.18	$0.16

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Tektronix Third Quarter 2006 Results.../6
Reconciliation of Pro Forma Measures to GAAP

	Quarter Ended					Quarter Ended
(In thousands, except per share amounts)	February 25, 2006					February 26, 2005
		Adjustments					Adjustments
	GAAP	Inet	Other		Pro Forma	GAAP	Inet	Other		Pro Forma
Net sales	$262,105	—	—		$262,105	$256,332	—	—		$256,332
Cost of sales	103,003	(4,627)	(157	) (A)	98,219	102,946	(4,582)	—	(A)	98,364

Gross profit	159,102	4,627	157		163,886	153,386	4,582	—		157,968
Gross margin	60.7%				62.5%	59.8%				61.6%
Research and development expenses	44,566	—	—		44,566	43,380	—	—		43,380
Selling, general and administrative expenses	76,347	—	—		76,347	78,750	—	—		78,750
Business realignment costs	3,182	—	(3,182)		—	382	—	(382)		—
Acquisition related costs:
Write-off of IPR&D	—	—	—		—	42	(42)	—		—
Amortization of acquired intangible assets	1,308	(1,279)	(29)		—	1,288	(1,288)	—		—
Amortization of stock option compensation	83	(83)	—		—	307	(307)	—		—
Transition expenses	27	(61)	34		—	953	(496)	(457)		—

Total acquisition related costs	1,418	(1,423)	5		—	2,590	(2,133)	(457)		—
Loss on disposition of assets	54	—	—		54	754	—	—		754

Operating income	33,535	6,050	3,334		42,919	27,530	6,715	839		35,084
Operating margin	12.8%				16.4%	10.7%				13.7%
Other income, net	2,352	—	—		2,352	5,107	—	—		5,107

Earnings before taxes	35,887	6,050	3,334		45,271	32,637	6,715	839		40,191
Income tax expense	10,949	2,225	982		14,156	9,246	2,557	252		12,055

Net earnings from continuing operations	$24,938	3,825	2,352		$31,115	$23,391	4,158	587		$28,136
Earnings per share — diluted	$0.30				$0.37	$0.26				$0.31
Weighted average shares outstanding — diluted	83,319				83,319	90,690				90,690

	Three Quarters Ended					Three Quarters Ended
	February 25, 2006					February 26, 2005
		Adjustments					Adjustments
	GAAP	Inet	Other		Pro Forma	GAAP	Inet	Other		Pro Forma
Net sales	$750,561	—	—		$750,561	$773,625	—	—		$773,625
Cost of sales	303,277	(14,324)	(275	) (A)	288,678	311,397	(9,217)	—	(A)	302,180

Gross profit	447,284	14,324	275		461,883	462,228	9,217	—		471,445
Gross margin	59.6%				61.5%	59.7%				60.9%
Research and development expenses	133,844	—	—		133,844	118,837	—	—		118,837
Selling, general and administrative expenses	218,015	—	—		218,015	220,136	—	—		220,136
Business realignment costs	7,543	—	(7,543)		—	2,665	—	(2,665)		—
Acquisition related costs:
Write-off of IPR&D	365	—	(365)		—	32,237	(32,237)	—		—
Amortization of acquired intangible assets	3,885	(3,838)	(47)		—	2,134	(2,134)	—		—
Amortization of stock option compensation	257	(257)	—		—	511	(511)	—		—
Transition expenses	2,442	(1,824)	(618)		—	3,436	(1,539)	(1,897)		—

Total acquisition related costs	6,949	(5,919)	(1,030)		—	38,318	(36,421)	(1,897)		—
Loss (gain) on disposition of assets	81	—	—		81	(1,080)	—	2,161	(B)	1,081

Operating income	80,852	20,243	8,848		109,943	83,352	45,638	2,401		131,391
Operating margin	10.8%				14.6%	10.8%				17.0%
Other income, net	5,110	—	—		5,110	10,764	—	—		10,764

Earnings before taxes	85,962	20,243	8,848		115,053	94,116	45,638	2,401		142,155
Income tax expense	26,978	7,360	2,559		36,897	36,838	5,066	721		42,625

Net earnings from continuing operations	$58,984	12,883	6,289		$78,156	$57,278	40,572	1,680		$99,530
Earnings per share — diluted	$0.70				$0.93	$0.65				$1.13
Weighted average shares outstanding — diluted	84,065				84,065	88,236				88,236

(A)	Amortization of acquired intangible assets and non-cash expense for Inet inventory step up adjustment to fair value

(B)	Gain on sale of Nevada City property

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Tektronix Third Quarter 2006 Results.../7
Consolidated Balance Sheets

(In thousands)	February 25, 2006	May 28, 2005

ASSETS
Current assets:
Cash and cash equivalents	$177,512	$131,640
Short-term marketable investments	94,543	120,881
Trade accounts receivable, net	167,951	155,332
Inventories	139,138	131,096
Other current assets	69,078	80,177

Total current assets	648,222	619,126

Property, plant and equipment, net	127,530	120,546
Long-term marketable investments	115,699	226,892
Deferred tax assets	52,022	56,560
Goodwill, net	303,055	301,934
Other long-term assets	125,441	135,285

Total assets	$1,371,969	$1,460,343

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$126,750	$115,058
Accrued compensation	63,444	78,938
Deferred revenue	64,235	57,509

Total current liabilities	254,429	251,505

Long-term liabilities	167,685	223,015

Shareholders’ equity:
Common stock	508,064	501,886
Retained earnings	605,191	639,720
Accumulated other comprehensive loss	(163,400)	(155,783)

Total shareholders’ equity	949,855	985,823

Total liabilities and shareholders’ equity	$1,371,969	$1,460,343

Shares outstanding	82,870	85,144

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Tektronix Third Quarter 2006 Results.../8
Selected Additional Financial Data

		Quarter Ended			Three Quarters Ended
(Dollars in thousands,	%	February 25,	February 26,	%	February 25,	February 26,
except per share amounts)	Growth	2006	2005	Growth	2006	2005
Product Orders Data:

Orders	14%	$287,373	$252,037	10%	$758,572	$691,943

U.S.	13%	89,116	78,669	10%	250,655	228,324
International	14%	198,257	173,368	10%	507,917	463,619

Instruments Business	8%	193,390	179,482	(1%)	543,040	547,121
Communications Business	30%	93,983	72,555	49%	215,532	144,822

Book to Bill Ratio Calculation:

Product Orders		$287,373	$252,037		$758,572	$691,943
Product Sales		$247,328	$243,363		$707,546	$725,534
Book to Bill ratio		1.16	1.04		1.07	0.95

Income Statement Items as a Percentage of Net Sales:

Cost of sales		39%	40%		40%	40%
Research and development expenses		17%	17%		18%	15%
Selling, general and administrative expenses		29%	31%		29%	28%
Business realignment costs		1%	0%		1%	0%
Acquisition related costs and amortization		1%	1%		1%	5%
Loss (gain) on disposition of assets, net		0%	0%		0%	(0%)
Operating income		13%	11%		11%	11%

Capital Expenditures and Depreciation:

Capital expenditures		$10,816	$6,636		$29,449	$21,140
Depreciation and amortization expense		$6,912	$7,635		$20,849	$21,513

Balance Sheet
	Third Quarter Ended	Second Quarter Ended	Year Ended
	February 25,	November 26,	May 28,
	2006	2005	2005

Cash and Marketable Investments:
Cash and cash equivalents	$177,512	$136,015	$131,640
Short-term marketable investments	94,543	96,808	120,881
Long-term marketable investments	115,699	130,681	226,892

Cash and Marketable Investments	$387,754	$363,504	$479,413

Accounts receivable as a percentage of net sales	15.4%	15.7%	13.9%
Days sales outstanding	58.3	58.3	54.7
Countback days sales outstanding	56.7	49.7	51.8

Inventory as a percentage of net sales	12.9%	12.9%	11.3%
Inventory turns	3.0	3.1	3.6

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Tektronix Third Quarter 2006 Results.../9
Discontinued Operations

	Quarter Ended		Three Quarters Ended
	February 25,	February 26,	February 25,	February 26,
(In thousands)	2006	2005	2006	2005

Loss on sale of VideoTele.com (less applicable income tax benefit of $0, $3, $1 and $12)	$—	$(7)	$(3)	$(22)

Gain (loss) on sale of optical parametric test business (less applicable income tax benefit (expense) of ($491), $10, ($379) and $95)	913	(18)	705	(176)

Gain (loss) on sale of Gage (less applicable income tax benefit (expense) of ($326), $28, ($406) and $103)	608	(53)	756	(193)

Gain on sale of Color Printing and Imaging (less applicable income tax expense of $29, $1,889, $28 and $1,889)	54	3,508	52	3,508

Gain from discontinued operations, net of income taxes	$1,575	$3,430	$1,510	$3,117

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